                        [ARTHUR ANDERSEN LETTERHEAD]



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 11-K, into the Company's previously filed Registration Statement File No. 333-21093 on Form S-8.


/s/ Arthur Andersen LLP


Seattle, Washington
June 28, 1999